                                                                   Exhibit 10.9


                                   SUBLEASE
                                   --------

     This Sublease is made and entered into as of the _____ day of October, 1999, by and between Ariba, Inc., a Delaware corporation ("Ariba"), and ChainLink Technologies, Inc., a Delaware corporation ("Sublessee").

                                   RECITALS

     A. Ariba, as Tenant, and MP Caribbean, Inc., as Landlord, previously entered into an Industrial Complex Lease dated August 11, 1997 (the "Master Lease"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. Pursuant to the Master Lease, MP Caribbean, Inc. leased to Ariba a portion of the building located at 1314 Chesapeake Terrace in the industrial complex known as Caribbean Corporate Center in Sunnyvale, California, and more particularly described therein (the "Premises").

     B. Ariba now desires to sublease to Sublessee, and Sublessee now desires to sublease from Ariba, all of the Premises on the terms and conditions set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ariba and Sublessee agree as follows:

                                  AGREEMENT

     1. DEFINED TERMS. Terms used in this Sublease as defined terms and not otherwise defined herein shall have the same meanings as in the Master Lease.

     2. SUBLEASE OF PREMISES. Ariba hereby subleases to Sublessee, and Sublessee hereby accepts from Ariba, on the terms and conditions hereinafter set forth, the Premises. Ariba and Sublessee agree that the Premises contain a rentable area of thirty-two thousand five hundred and seventy-six (32,576) square feet.

     3.     RENT.

            (a) During the Term of this Sublease (as defined in Paragraph 5 below), Sublessee shall pay to Ariba in equal monthly installments the following sums, in advance, beginning on the Commencement Date (as defined in Paragraph 5 below) and continuing on the first day of each calendar month thereafter during the Term, monthly installments of base rent as provided below ("Base Rent"):


            PERIOD OF TERM                       MONTHLY BASE RENT
            --------------                       -----------------
            12/1/1999 - 12/31/1999                     FREE
            1/1/2000 - 12/31/2000                      $73,296
            1/1/2001 - 12/31/2001                      $76,553
            1/1/2002 - 12/31/2002                      $79,811
            1/1/2003 - 12/31/2003                      $83,068
            1/1/2004 - 9/13/2004                       $86,326


            (b) The Base Rent and all other sums payable hereunder (such other sums being referred to herein as "Additional Rent") shall be paid to Ariba without deduction, set off, prior notice or demand, in lawful money of the United States of America, at: prior to Commencement Date, Ariba, Inc., 1585 Charleston Road, Mountain View, CA, 94043, Attn: Chief Financial Officer; and on or after Commencement Date, Ariba, Inc., 1585 Charleston Road, Mountain View, California, 94043 Attn: Chief Financial Officer, or at such other place as Ariba may specify from time to time by written notice to Sublessee. Base Rent and Additional Rent collectively is referred to herein as "Rent."

            (c) If the Commencement Date should occur on a day other than the first day of calendar month, or if the last day of the Term should occur on a day other than the last day of a calendar month, then the Rent payable for such fractional month shall be prorated on a daily basis.

            (d) Notwithstanding Paragraph 3(a) hereof, Sublessee shall pay Ariba the installments of Base Rent for the second full month of the lease term (January 2000) concurrently with the execution and delivery of this Sublease. As such, Sublessee's second payment shall be due on the commencement of the third month of the lease term (February 1, 2000).

     4.     OPERATING COSTS.

            (a) In addition to the Base Rent provided for in Paragraph 3 above, starting from the Commencement Date, Sublessee shall reimburse Ariba for all of the costs required to be paid by Ariba as the Tenant under the Master Lease, directly or indirectly, pursuant to Article 6 and Article 7 of the Master Lease (collectively, "Operating Costs").

            (b) Sublessee shall pay Ariba the Operating Costs on demand, at intervals not more frequent than monthly, less the amount of any monthly estimated payments thereof made by Sublessee pursuant to the requirements of subparagraph 4(c) below. Such demand shall include copies of any statements furnished to Ariba by the Landlord.

            (c) Ariba shall have the right from time to time to prepare reasonable estimates of the Operating Costs payable by Sublessee hereunder and to require, by written notice to Sublessee, that Sublessee pay such estimated amounts to Ariba, in monthly installments, in advance, together with Sublessee's payments of Base Rent. All such monthly estimated payments shall be credited against the Operating Costs payable by Sublessee for the calendar year to which such monthly estimated payments pertain. In the event Sublessee's monthly estimated payments of Operating Costs for any calendar year are greater than the Operating Costs payable by Sublessee for such calendar year, Sublessee shall be entitled to credit the overpayment against any amounts next coming due from Sublessee hereunder, or, if such overpayment is of Operating Costs for the calendar year in which the Term ends and no further estimated monthly payments of Operating Costs are due from Sublessee to Ariba, Ariba shall refund such overpayment to Sublessee within thirty (30) days after the time at which the amount of the Operating Costs payable by Sublessee for such final calendar year has been determined.

     5. TERM AND POSSESSION. The term of this Sublease ("Term") shall begin on December 1, 1999 (the "Commencement Date") and shall end on September 13, 2004 (the "Termination Date"), unless sooner terminated by reason of Sublessee's default or Ariba's exercise of the early termination right under Exhibit "D" to the Master Lease. If Ariba, for any reason whatsoever, cannot deliver possession of the Premises to Sublessee, this Sublease shall not be void or voidable, nor shall Ariba be liable to Sublessee for any loss or damage resulting therefrom, but in such event the Commencement Date of this Sublease shall be delayed until Ariba delivers possession of the Premises has to Sublessee. If Ariba, for any reason whatsoever, cannot deliver possession of the Premises to Sublessee by February 1, 1999, Sublessee may terminate this Sublease without any further liability to either party.

     6. CONDITION OF PREMISES. Ariba shall clean the carpets, reasonably clean all walls (but not repaint), and remove all debris. Ariba shall deliver all HVAC systems in good working order on the Commencement Date. Except as provided by the previous sentence, Ariba shall deliver the Premises to Sublessee in their "AS IS" condition, without warranty or representation of any kind. It shall be Sublessee's responsibility to return the Premises to Ariba and Master Lessor at the end of the term in a similar condition, normal wear and tear excepted.

     7. USE. Sublessee shall use the Premises for those uses permitted under the Master Lease, and for no other purpose, without the prior written consent of Ariba and the Landlord.

     8. ALTERATIONS AND IMPROVEMENTS. Sublessee shall not make any Alterations to the Premises without the prior written consent of the Landlord, as provided in Article 11 of the Master Lease, and the prior written consent of Ariba. Ariba agrees that Ariba will not unreasonably withhold or delay its consent to a proposed Alteration and that Ariba will reasonably cooperate with Sublessee in seeking approval of the Landlord to any Alteration proposed by Sublessee which Ariba has approved; provided, however, that (I) Ariba may withhold Ariba's consent to a particular Alteration notwithstanding that the Landlord has consented thereto, and (ii) Ariba may condition its consent to a particular Alteration upon Sublessee's agreement to remove such Alteration and to restore the Premises to their condition prior to the construction of such Alteration, all at Sublessee's sole expense, such removal and restoration to be completed no later than the last day of the Term, and Ariba may require that Sublessee deliver to Ariba a cash deposit or other security, in an amount equal to the estimated cost of such removal and restoration, as reasonably determined by Ariba.

     9. PARKING. Sublessee shall have the right to non-exclusive use of the parking spaces to which Ariba is entitled on the same basis as such are made available to Ariba under the Master Lease.

     10. BROKERAGE COMMISSIONS. Each party represents and warrants to the other that it has engaged no real estate brokers or finders in connection with the transactions contemplated by this Sublease, except that Ariba advises Sublessee that Ariba has agreed to pay Cushman & Wakefield of California, Inc. ("Cushman") a commission pursuant to a separate agreement between Ariba and Cushman, payment of which shall be Ariba's sole responsibility.

     11.    MASTER LEASE.

            (a) As applied to this Sublease, the words "Landlord" and "Tenant" as used in the Master Lease (to the extent incorporated herein) shall be deemed to refer to Ariba and Sublessee, respectively. Sublessee and this Sublease shall be subject in all respects to the terms of, and the rights of Landlord under, the Master Lease. Except as otherwise expressly provided in Paragraph 11(b) hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Ariba and Sublessee, respectively, hereunder and shall be binding upon and inure to the benefit of Ariba and Sublessee, respectively. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

            (b) Sublessee recognizes that Ariba is not in a position to render any of the services or to perform any of the obligations required of the Landlord under the Master Lease. Therefore, despite anything to the contrary in this Sublease, Sublessee agrees that performance by Landlord of its obligations under the Master Lease shall satisfy Ariba's obligations hereunder resulting from the incorporation herein of the Master Lease, and Ariba will not be liable to Sublessee for any failure of the Landlord to so perform. Sublessee will not have any claim against Ariba based on the Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Ariba's act or failure to act. Ariba shall make reasonable efforts to cooperate with Sublessee to cause the Landlord to comply with the terms of the Master Lease. Despite the Landlord's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Sublessee will pay the Rent without any abatement, deduction or setoff. Except as otherwise provided in this Sublease, Sublessee agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions and conditions of the Master Lease as though Sublessee was the Tenant thereunder. To the best of Ariba's knowledge, Ariba is not aware of any default of the Landlord existing at the time this Sublease is executed.

            (c) The following provisions of the Master Lease are not incorporated herein and shall not apply to this Sublease, or are only incorporated herein to the extent, or for the purpose, specified below:

                    (i) The Term of this Sublease and delivery of possession of the Premises shall be governed by Paragraph 5 of this Sublease;

                    (ii) The payment by Sublessee of Base Rent shall be governed by Paragraph 3 of this Sublease;

                    (iii)   Notwithstanding anything to the contrary in
Section 5.1 of the Master Lease (as incorporated into this Sublease), Ariba shall be permitted to disclose financial reports of Sublessee to the Landlord if the Landlord requests such reports, without obtaining Sublessee's consent.

                    (iv) Service and delivery of notices to Ariba and Sublessee shall be governed by Paragraph 17 of this Sublease, and Section
25.1 of the Master Lease shall not apply thereto;

                    (v) For purposes of this Sublease, with respect to those provisions incorporated from the Master Lease, all references to the "Lease," or the "lease," between Landlord and Ariba shall be deemed to be references to this "Sublease;"

                    (vi) Ariba makes no representations or warranties regarding the Premises, including without limitation any representations or warranties regarding hazardous materials, zoning, or the suitability of the Premises for Sublessee's intended use; and

                    (vii) Neither the Right of First Opportunity nor the early termination right provided in Exhibit "D" to the Master Lease shall accrue to the benefit of Sublessee under this Sublease. Ariba shall be entitled to exercise its rights under Exhibit D to the Master Lease in its sole discretion. The parties acknowledge that Ariba does not intend to exercise its right to lease any additional space under the Right of First Opportunity, and intends to terminate the Master Lease if the opportunity arises under the terms of said Exhibit D. However, Ariba retains said Right of First Opportunity and said early termination right for itself, should either arise under the terms of said Exhibit "D". The provisions of Section 3.2, 3.3, 4.1, 4.2, 4.3, and 26.1, of the Master Lease and the provisions of Exhibit D of the Master Lease are not incorporated in and shall not apply to this Sublease, and Sublessee shall have no rights or obligations thereunder.

            (d) This Sublease is subordinate to all of the terms and conditions of the Master Lease. Sublessee acknowledges that the Master Lease and this Sublease may be further made subordinate to, among other things, the terms, provisions and liens of ground leases, mortgages and other financing affecting the Premises. In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease automatically shall terminate and be of no further force or effect. If the termination of the Master Lease (and the resulting termination of this Sublease) occurs through no breach or default of this Sublease or of the Master Lease by Ariba, Ariba shall have no liability therefor to Sublessee.

            (e) Sublessee agrees that it will not take or permit any action or fail to perform or observe any obligation, which causes an event of default under the Master Lease and/or causes the Master Lease to be terminated or forfeited, and Sublessee shall indemnify, defend, protect and hold harmless Ariba from and against any and all claims, demands, suits, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising by reason of any act or omission on the part of the indemnifying party which is in breach of this Paragraph 11(e).

            (f) Notwithstanding any provision of the Master Lease that is incorporated by reference into this Sublease to the contrary, if by the terms of such incorporated provision Landlord must approve, disapprove, or otherwise respond to Sublessee within a specified time period, Ariba shall have an additional ten (10) business days after expiration of such time period to approve, disapprove, or otherwise respond to Sublessee with respect to such matter.

     12.    EVENTS OF DEFAULT.

            (a) In addition to the occurrence of any default (as defined in Section 22.1 of the Master Lease), each of the following shall constitute an event of default by Sublessee under this Sublease and shall entitle Ariba to exercise any and all remedies available to the Landlord under the Master Lease and/or available to Ariba by operation of law;

                    (i) Sublessee fails to pay when due any monthly installment of Base Rent or Operating Costs, or shall fail to pay when due any other sum payable hereunder, and such failure shall continue for three
(3) days after delivery to Sublessee of Ariba's written notice thereof;

                    (ii) Sublessee fails in any material respect to observe or perform any other material term or condition to be observed or performed by Sublessee hereunder or under the provisions of the Master Lease which are incorporated into this Sublease under Paragraph 13 hereof, and such failure shall continue for thirty (30) days after delivery to Sublessee of Ariba's written notice thereof, unless such failure of performance, by its nature, cannot be cured within thirty (30) days, in which event, such failure of performance shall be deemed cured if Sublessee commences to cure the same within such thirty (30) day period and completes such cure as soon as reasonably practicable; and

                    (iii) Sublessee files a petition in bankruptcy or avail itself of any other state or federal law providing for the relief of debtors.

            (b) Notwithstanding any provision of this Paragraph 14 or of the Master Lease to the contrary, in the event that during any twelve (12) month period (I) Sublessee fails to pay Rent, Operating Costs or other sums required to be paid by Sublessee hereunder, or (ii) any other default or event of default of the same or similar nature occurs, Sublessee shall not be entitled to any grace period to cure such default or event of default which occurs thereafter during said twelve (12) month period.

            (c) The parties agree that if the rental credit of one hundred fourteen thousand sixteen dollars ($114,016) provided for in
Section 4.1 of the Maser Lease becomes due and payable to the Landlord by reason of a default for which Sublessee is responsible, then said payment shall be made by Sublessee on behalf of Ariba. Such payment by Sublessee is in addition to any other remedies available to Ariba arising from said default.

     13.    CONSENT OF LANDLORD; APPROVALS.

            (a) Sublessee acknowledges that, under the terms of the Master Lease, this Sublease requires the prior written consent of the Landlord (the "Landlord's Consent"). Ariba agrees to use reasonable efforts to obtain Landlord's Consent, promptly upon delivery to Ariba of at least three counterparts of this Sublease, duly executed by Sublessee. If Ariba has not received Landlord's Consent within twenty (20) days after receipt of such executed counterparts of this Sublease from Sublessee, then either Ariba or Sublessee shall have the right, by written notice to the other party, to elect to terminate this Sublease.

            (b) Sublessee acknowledges that as to certain matters set forth in this Sublease, Ariba has rights of approval or disapproval. In addition, Sublessee acknowledges that as to certain matters set forth in the Master Lease, Landlord has rights of approval or disapproval. If any matter requires Landlord's approval under the Master Lease (irrespective of whether such matter also requires Ariba's consent under this Sublease), Ariba shall submit the same to Landlord for approval within ten (10) business days after Ariba's receipt of written request from Sublessee, and provided Ariba approves such matter Ariba shall use reasonable efforts to obtain Landlord's approval of such matter. If Landlord disapproves any such matter, Ariba shall have no liability to Sublessee by reason of such refusal.

     14. NOTICES. All notices or demands required or permitted under this Sublease shall be in writing and shall be addressed as set forth herein below or to such other address as either party may, by written notice to the other, specify in writing from time to time. All notices shall be deemed served (I) upon delivery, if hand-delivered, or (ii) 24 hours after delivery to Federal Express or another nationally-recognized overnight courier, marked for overnight delivery, with charges prepaid, if served by overnight courier, or
(iii) three business days after deposited in the United States mail, with postage prepaid, registered or certified mail, return receipt requested, if served by mail. Notices hereunder may also be served by facsimile, with a copy sent by United States mail postage prepaid, and shall be deemed served when received by the recipient's facsimile machine.

     Notices to Ariba shall be addressed as follows:

            Ariba, Inc.
            1585 Charleston Road
            Mountain View, CA 94043
            Attn: Real Estate Manager
            (408) 543-4061
            (408) 543-4171 - FAX

     With a copy to:

            Ariba, Inc.
            1565 Charleston Road
            Mountain View, CA 94043

            Attn: Legal Department
            (408) 990-7519

     Notices to Sublessee shall be addressed as set forth on the signature page hereof, below Sublessee's signature.

     15.    INSURANCE; WAIVER OF SUBROGATION.

            (a) Throughout the Term, Sublessee, at Sublessee's sole expense, shall obtain and maintain in effect, with respect to the Premises, for the benefit of Sublessee, Ariba and the Landlord, the policies of insurance described in Section 15.2 of the Master Lease and shall otherwise comply with all requirements of such Section 15.2. Ariba shall be named as an insured, in addition to the Landlord, under any of such policies which, under the terms of the Master Lease, are required to name the Landlord as an insured. Sublessee shall deliver certificates of such insurance to Ariba prior to commencement of the Early Occupancy Period.

            (b) Notwithstanding any provision to the contrary in the Master Lease, Ariba, Sublessee, and (to the extent agreed to by Landlord) Landlord each (i) hereby waives all claims such party may have against the other to the extent such claims are covered by insurance carried or required to be carried under the Master Lease, and (ii) shall cause their respective insurers to similarly waive all rights of recovery against the others, and against the officers, employees, partners, agents and representatives of the others, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is (or would have been) insured against under any insurance policy carried (or required to be carried) by Landlord, Ariba, or Sublessee hereunder. Each of Sublessee, Ariba, and (to the extent agreed to by Landlord pursuant to its consent hereto or otherwise) Landlord shall obtain a clause or endorsement to the applicable insurance policies carried by such party denying its insurer any rights of subrogation against the other parties.

     16.    SECURITY DEPOSIT.

            (a) Upon the execution of this Sublease, Sublessee shall deposit with Ariba an irrevocable letter of credit (the "Letter of Credit") in form and issued by an institutional lender acceptable to Ariba in the amount of two hundred nineteen thousand eight hundred and eighty-eight dollars ($219,888) as security for the prompt and complete performance by Sublessee of all of the obligations and terms of this Sublease to be performed by Sublessee, and not as prepayment of Rent. The Letter of Credit shall (i) show Ariba as the account party, (ii) have a term of not less than twelve (12) months, (iii) be automatically renewed from time to time throughout the term of this Sublease not later than thirty (30) days prior to its expiration (such renewals to be for periods of not less than twelve (12) months and in the amounts required hereby), (iv) require written notice to Ariba at least thirty (30) days prior to non-renewal if for any reason the Letter of Credit will not be renewed, and (v) allow for partial draws thereon. The term "Letter of Credit" shall, for the purposes of this Sublease, include any replacement or renewal Letter of Credit.

            (b) Upon the occurrence of an event of default by Sublessee under the terms of this Sublease, Ariba may upon demand draw upon the Letter of Credit, and Ariba may apply such portion or portions of the Letter of Credit as are reasonably necessary for the following purposes: (i) to remedy any default by Sublessee in the payment of Rent under this Sublease; (ii) to clean, restore and repair the Premises following their surrender to Ariba, if not surrendered in the condition required pursuant to this Sublease, and
(iii) to remedy any other default of Sublessee hereunder, including, without limitation, the failure by Sublessee to renew the Letter of Credit as required hereby. Ariba shall limit the amounts drawn from the Letter of Credit to the amounts it reasonably deems necessary to cure defaults hereunder by Sublessee. Any amount of the Letter of Credit that is drawn upon by Ariba but not applied by Ariba shall be held by Ariba as a security deposit (the "L-C Security Deposit") which may be applied by Ariba for the purposes described in this paragraph. In the event the Letter of Credit or any portion thereof is drawn upon by Ariba, Sublessee shall, within five (5) days after demand by Ariba, either (i) deposit cash with Ariba in an amount that, when added to the amount remaining under the Letter of Credit and the amount of any L-C Security Deposit, shall equal the original amount of the Letter of Credit, or (ii) deliver written documentation executed by the issuer of the Letter of Credit and reasonably acceptable to Ariba confirming that the Letter of Credit has been reinstated to its original amount. Ariba shall not be deemed a trustee of the L-C Security Deposit. Ariba may use the L-C Security Deposit in Ariba's ordinary business and shall not be required to segregate if from Ariba's general accounts. Sublessee shall not be entitled to any interest on the L-C Security Deposit. The L-C Security Deposit, less any portion thereof which Ariba is entitled to retain, shall be returned to Sublessee (or at Ariba's option to the last assignee, if any, of Sublessee's interest hereunder) within thirty (30) days after the later of the expiration of the term hereof or the date on which Sublessee vacates the Premises.

     17.    GENERAL PROVISIONS.

            (a) The waiver by either party hereto of a breach of any covenant, obligation or condition set forth herein to be performed or observed by the other party hereto shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease to be performed or observed by such party.

            (b) This Sublease shall be governed by and construed in accordance with the laws of the State of California.

            (c) If any term, covenant or condition of this Sublease or the application thereof to any person or circumstance shall be held to be or rendered invalid, unenforceable or illegal, then such term, covenant or condition shall be considered separate and severable from the remainder of this Sublease, shall not affect, impair or invalidate the remainder of this Sublease, and shall continue to be applicable to and enforceable to the fullest extent permitted by law against any person or circumstances other then those as to which it has been held or rendered invalid, unenforceable or illegal.

            (d) This Sublease may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

            (e) This Sublease sets forth all the covenants, promises, agreements, conditions or understandings between the parties hereto concerning the Premises and the subject matter of this Sublease. No alteration, amendment or change of, or addition to this Sublease shall be binding upon the parties hereto unless in writing and signed by Ariba and Sublessee.

            (f) The captions and Paragraph numbers appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any of the provisions hereof nor in any way affect this Sublease.

            (g) The words "hereof," "herein," "hereunder" and similar expressions used in any provision of this Sublease relate to the whole of this Sublease and not to such provision alone, unless otherwise expressly provided, and whenever the singular number of a gender is used herein the same shall be construed as including the plural and the masculine, feminine and neuter, respectively, where the fact or context so requires.

            (h) Time is of the essence of this Sublease and of every part hereof.

            (i) Each party to this Sublease represents and warrants to the other party hereto that the execution delivery and performance of this Sublease by the representing and warranting party has been authorized by all necessary corporate action of such party and that the officer or officers executing this Sublease on behalf of such party have full power and authority to do so and to bind such party hereto.

     IN WITNESS WHEREOF, Ariba and Sublessee have duly executed this Sublease as of the day and year first above written.

                                            ARIBA:

                                            Ariba, Inc.,
                                            a Delaware corporation



                                            By: /s/ [ILLEGIBLE]
                                               -------------------------------
                                            Its: CFO
                                                ------------------------------

                                            SUBLESSEE:

                                            ChainLink Technologies, Inc.,
                                            a Delaware corporation
                                             ----------


                                            By: /s/ Edward P. Kinsey
                                               -------------------------------
                                            Its: CFO
                                                ------------------------------

                                            Address for Service of Notices:

                                                 Chain Link
                                            ----------------------------------
                                                 1314 Chesapeake Terrace
                                            ----------------------------------
                                                      SV, CA  94089
                                            ----------------------------------

                                   EXHIBIT A

                                 Master Lease

                               INDUSTRIAL COMPLEX LEASE
                                     (California)

     Industrial Complex:      Caribbean Corporate Center
     Landlord:                MP Caribbean, Inc.
     Tenant:                  Ariba Technologies, Inc.
     Reference Date:          August 11, 1997

                                   INDEX TO LEASE


TITLE                                                                     PAGE
ARTICLE 1.
     DEFINITIONS AND CERTAIN BASIC PROVISIONS  . . . . . . . . . . . . . . . 1

ARTICLE 2.
     GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 3.
     DELIVERY OF DEMISED PREMISES  . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 4.
     RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 5.
     FINANCIAL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 6.
     TENANT'S RESPONSIBILITY FOR TAXES, OTHER
     REAL ESTATE CHARGES AND INSURANCE EXPENSES  . . . . . . . . . . . . . . 4

ARTICLE 7.
     COMMON AREA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 8.
     [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 9.
     USE AND CARE OF DEMISED PREMISES  . . . . . . . . . . . . . . . . . . . 7

ARTICLE 10.
     MAINTENANCE AND REPAIR OF DEMISED PREMISES  . . . . . . . . . . . . . . 7

ARTICLE 11.
     ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 12.
     LANDLORD'S RIGHT OF ACCESS  . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 13.
     SIGNS; STORE FRONTS . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 14.
     UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE 15.
     INSURANCE COVERAGES . . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE 16.
     WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION . . . . . . . . . . .11



ARTICLE 17.
     DAMAGES BY CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE 18.
     EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 19.
     ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 20.
     SUBORDINATION; ATTORNMENT; ESTOPPELS  . . . . . . . . . . . . . . . . .15

ARTICLE 21.
     TENANT'S INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE 22.
     DEFAULT BY TENANT AND REMEDIES  . . . . . . . . . . . . . . . . . . . .16

ARTICLE 23
     [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 24.
     HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 25.
     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE 26.
     COMMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE 27.
     REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE 28.
     HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE 29.
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23


     EXHIBIT "A"    DEMISED PREMISES
     EXHIBIT "B"    CONSTRUCTION: TENANT ACCEPTANCE OF SPACE "AS IS"
     EXHIBIT "C"    TENANT CONSTRUCTION RULES AND REGULATIONS
     EXHIBIT "D"    RIGHT OF FIRST OPPORTUNITY

                              INDUSTRIAL COMPLEX LEASE
                                    (California)


                                     ARTICLE 1.
                      DEFINITIONS AND CERTAIN BASIC PROVISIONS

       1.1 The following list sets out certain defined terms and certain financial and other information pertaining to this lease:

               (a) "Landlord": MP Caribbean, Inc., a Delaware corporation, whose taxpayer identification number is 94-3226570.

               (b) Landlord's address: c/o GE Capital Investment Advisors, Inc., 444 Market Street, Suite 2100, San Francisco, California 94111, Attention:
Asset Management and Legal Department

               (c) "Tenant": Ariba Technologies, Inc., a Delaware corporation, whose taxpayer identification number is 77-0439730.

               (d)    Tenant's address:

                      Prior to Commencement Date: 1870 Plymouth Street,
                                                  Suite 103
                                                  Mountain View, CA 94043

                      Upon Commencement Date:     1314 Chesapeake Terrace
                                                  Sunnyvale, CA 94089
                                                 (See also section 25.1)

               (e)    Tenant's trade name: Ariba Technologies

               (f)    Tenant's Guarantor: N/A

               (g) "Agent": South Bay Development Company, whose address is 511 Division Street, Campbell, California 95008, Attention: James D. Mair.

               (h) "Industrial Complex": Landlord's property in the City of Sunnyvale, Santa Clara County, California, which property is commonly known as:
1310-1327 Chesapeake Terrace, Caribbean Corporate Center, Sunnyvale, California.

               (i) "Demised Premises": that certain area in the Industrial Complex located at 1314 Chesapeake Terrace, Sunnyvale, California and being described or shown cross-hatched on the floor plan(s) attached hereto as EXHIBIT "A" which Landlord and Tenant acknowledge and agree to contain 32,576 square feet of rentable area.

               (j) "Commencement Date": the later of September 14, 1997, or that date upon which Landlord has completed all of the Landlord's Improvements as provided in Article IV of EXHIBIT "B" attached hereto.

               (k) "Lease Term": commencing on the Commencement Date and continuing for seven (7) years and no months after the Commencement Date; provided that if the Commencement Date is a date other than the first day of a calendar month, the lease term shall be extended by the number of days remaining in the calendar month in which the Commencement Date occurs. See EXHIBIT "D".

               (l)    Minimum guaranteed rental: $57,008.00, subject to Section
               4.1 below.

               (m) Prepaid rental: $57,008.00, being an estimate of the initial minimum guaranteed rental, for the first month of the lease term, such prepaid rental being due and payable upon execution of this lease.

               (n) Security deposit: $76,396.00, such security deposit being due and payable upon execution of this lease.

               (o) Permitted use: General office and software development, and for no other purpose whatsoever.

               (p)    Tenant's maximum insurance deductible: $5,000.00.

               (q)    "Tenant's Broker": Cushman & Wakefield of California,
Inc.

               (r)    (i)     "Tenant's Proportionate Share of Building Basic
                              Costs": 44.89%

                      (ii) "Tenant's Proportionate Share of Industrial Complex Basic Costs": 12.85%

                      (iii) "Tenant's Proportionate Share of Parcel Basic Costs": 22.09%.


                                     ARTICLE 2.
                                  GRANTING CLAUSE

       2.1 Landlord leases the Demised Premises to Tenant, and Tenant leases the Demised Premises from Landlord, upon the terms and conditions set forth in this lease.


                                     ARTICLE 3.
                            DELIVERY OF DEMISED PREMISES

       3.1 Except to the extent modified by Landlord's express assumption of construction obligations, if any, in EXHIBIT "B" attached to this lease, the Demised Premises is being leased "AS IS," with Tenant accepting all defects, if any; and Landlord makes no warranty of any kind, express or implied, with respect to the Demised Premises (without limitation, Landlord makes no warranty as the habitability, fitness or suitability of the Demised Premises for a particular purpose nor as to the absence of any toxic or otherwise hazardous substances). This Section 3.1 is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Demised Premises and to have qualified experts inspect the Demised Premises prior to the execution of this lease.

       3.2 Notwithstanding the foregoing, Landlord warrants for a period of ninety (90) days following the Commencement Date that the roof, mechanical, electrical and plumbing systems serving the Demised Premises shall be in proper working order. Landlord shall repair any defective or malfunctioning component of the foregoing building systems about which Landlord has received written notice from Tenant describing the failure or malfunction within ninety (90) days of the Commencement Date.

       3.3 Notwithstanding anything to the contrary in this Lease, Tenant may, prior to the Commencement Date, enter the Demised Premises for the purpose of installing telephones, electronic communication or related equipment, fixtures, furniture and equipment, provided that Tenant shall be solely responsible for any of such equipment, fixtures, furniture or material and for any loss or damage thereto from any cause whatsoever, excluding only the gross negligence or willful misconduct of Landlord. Such early access to the Demised Premises and such installation shall be permitted only to the extent that Landlord determines that such early access and installation activities will not delay Landlord's completion of the Landlord Improvements. Landlord and Tenant shall cooperate in the scheduling of Tenant's early access to the Demised Premises and of Tenant's installation activities. The provisions of Articles 15, 16 and 21 below shall expressly apply in full during the period of any such early entry, and Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work in the Demised Premises. No rent shall be due for such early access period.


                                     ARTICLE 4.
                                        RENT

       4.1 The minimum guaranteed rental shall be subject to periodic increases based upon the following schedule and which increases shall become effective automatically and without further notice as of the first day of the specified lease month:

               Lease Months                  Monthly Rental
               ------------                  --------------
               Months 1 -12                  $57,008.00
               Months 13-24                  $59,858.00
               Months 25 -36                 $62,851.00
               Months 37 -48                 $65,994.00
               Months 49 -60                 $69,294.00
               Months 61 -72                 $72,758.00
               Months 73 -84                 $76,396.00

Notwithstanding anything to the contrary contained herein, Tenant shall be credited for the amount of minimum guaranteed rental for months one (1) and two
(2) of the lease term in the total amount of $114,016.00. Tenant acknowledges that in no way shall this minimum guaranteed rental credit apply to any other period of the lease term or in any way relieve Tenant of its responsibility to pay all other charges due under this lease, including without limitation, Tenant's obligation to pay Tenant's pro rata share of real estate charges, insurance expenses and common area expenses. In the event Tenant is in default of any of its obligations set forth in this lease beyond any applicable notice and cure period at any time during the term of this lease, and Landlord elects to pursue its remedies under Section 22.2(c) below ("Landlord's Recovery Action"), in addition to any other fights or remedies Landlord may have as a result of such default in such Landlord's Recovery Action, the entire $114,016.00 amount of the minimum guaranteed rental credit hereinabove referenced shall be due and payable by Tenant to Landlord.

       4.2 Rental shall accrue from the Commencement Date, and shall be payable to Landlord at Agent's address specified in Section 1.1(g) above or at such other address as Landlord shall so notify Tenant from time to time.

       4.3 Tenant shall pay to Landlord minimum guaranteed rental in monthly installments in the amounts specified in Section 1.1(l) and Section 4.1 of this lease. The first such monthly installment shall be due and payable on or before the Commencement Date, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the lease term; provided that if the Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as minimum guaranteed rental for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date shall fall bears to the total number of days in such month. Tenant agrees to pay to Landlord, if assessed by the jurisdiction in which the Industrial Complex is located, any sales, excise or other tax imposed, assessed or levied in connection with Tenant's payment of rents.

       4.4 It is understood that the minimum guaranteed rental is payable on or before the first day of each calendar month (in accordance with Section 4.2 above), without offset or deduction of any nature. In the event any rental is not received within five (5) days after its due date for any reason whatsoever, or if any rental payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord one of the following (the choice to be at the sole option of Landlord unless one of the choices is improper under applicable law, in which event the other alternative will automatically be deemed to have been selected): (a) a late charge in an amount equal to six percent (6%) of the rental then due, in order to compensate Landlord for its administrative and other overhead expenses; or (b) interest on the rental then due at the maximum contractual rate which could legally be charged in the event of a loan of such rental to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the rental due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as additional rental under this lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand.

       4.5 If Tenant fails in two (2) consecutive months to make rental payments within five (5) days after it is due, Landlord, in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any late charge or interest accruing pursuant to Section 4.4 above, as well as any other rights and remedies accruing pursuant to Article 22 or
Article 23 below, or any other provision of this lease or at law), that minimum guaranteed rentals are to be paid quarterly in advance instead of monthly, and that all future rental payments are to be made on or before the due date by cash, cashier's check, or money order and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

       4.6 Tenant shall pay when due any and all sales taxes levied, imposed or assessed by the United States of America, the State of California, or any political subdivision thereof or other taxing authority upon the minimum guaranteed rental, additional rent and all other sums payable hereunder.


                                      ARTICLE 5.
                                  FINANCIAL REPORTS

       5.1 From time to time during the lease term, Tenant shall, within fifteen (15) days of Landlord's request therefor, furnish a true and accurate statement of its financial condition prepared in conformity with recognized accounting principles and in a form reasonably satisfactory to Landlord.

Landlord shall use reasonable efforts to maintain the confidentiality of such financial reports; provided, however, that Landlord may disclose such financial reports to individuals within its legal, real estate and accounting departments who have a reasonable need to know the information contained in such financial reports. Landlord and Tenant agree that Landlord may disclose Tenant's financial statements to potential purchasers of, or lenders on, the Industrial Complex only with Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed.


                                      ARTICLE 6.
                       TENANT'S RESPONSIBILITY FOR TAXES, OTHER
                      REAL ESTATE CHARGES AND INSURANCE EXPENSES

       6.1 Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises which taxes shall be paid when due and before any delinquency. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

       6.2 Tenant shall also be liable for Tenant's Proportionate Share (as specified in Section 1.1(r) above and determined in accordance with Section 7.5 below) of all "real estate charges" (as defined below) and "insurance expenses" (as defined below) related to the Industrial Complex or Landlord's ownership of the Industrial Complex. Tenant's obligations under this Section 6.2 shall be prorated during any partial year (i.e., the first year and the last year of the lease term). Tenant's Proportionate Share shall be adjusted as reasonably determined by Landlord in the event that the total rentable area of the buildings in the Industrial Complex shall change after the date hereof. "Real estate charges" shall include ad valorem taxes, general and special assessments, parking surcharges, any tax or charge for governmental services (such as street maintenance or fire protection) which are attributable to the transfer or transaction directly or indirectly represented by this Lease, by any sublease or assignment hereunder or by other Leases in the Industrial Complex or by any document to which Tenant is a party creating or transferring (or reflecting the creation or transfer) or any interest or an estate in the Demised Premises and any tax or charge which replaces or is in addition to any of such above-described "real estate charges"; real estate charges shall also include any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or the tax rate. "Real estate charges" shall not be deemed to include sales tax payable by Tenant pursuant to Section 4.6 above and any franchise, estate, inheritance or general income tax. "Insurance expenses" shall include all premiums and other expenses incurred by Landlord for liability insurance and fire and extended coverage property insurance (plus whatever endorsements or special coverages which Landlord, in Landlord's sole discretion, may consider appropriate) business interruption, and rent loss, earthquake and any other insurance policy which may be carried by Landlord insuring the Demised Premises, the Common Area, the Industrial Complex, or any improvements.

       6.3 At Landlord's sole option, Landlord and Tenant shall attempt to obtain separate assessments for Tenant's obligations pursuant to Section 6.1 and, with respect to Section 6.2, for such of the "real estate charges" as are readily susceptible of separate assessment. To the extent of a separate assessment, Tenant agrees to pay such assessment before it becomes delinquent and to keep the Demised Premises free from any lien or attachment; moreover, as to all periods of time during the lease term, this covenant of Tenant shall survive the termination of the lease. With regard to the calendar year during which the lease term expires, Landlord at its option either may bill Tenant when the charges become payable or may charge the Tenant an estimate of Tenant's pro rata share of whichever charges have been being paid directly by Tenant (based upon information available for the current year plus, if current year information is not adequate in itself, information relating to the immediately preceding year).

       6.4 At such time as Landlord has reason to believe that at some time within the immediately succeeding twelve (12) month period Tenant will owe Landlord any amounts pursuant to one or more of the preceding sections of this
Article 6, Landlord may direct that Tenant prepay monthly a pro rata portion of the prospective future payment (i.e., the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that minimum guaranteed rental is due. Any amounts paid by Tenant under this Section 6.4 shall be subject to reconciliation at the end of the tax year or calendar year, at Landlord's option, on the basis of the actual costs for such period, with Tenant to be credited with any overpayments made.

       6.5 In the event that any payment due from Tenant to Landlord is not received within ten (10) days after its due date for any reason whatsoever, or if any such payment is by check which is returned for insufficient funds, then in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously on any unpaid balance until paid.


                                      ARTICLE 7.
                                     COMMON AREA

       7.1 The term "Common Area" is defined for all purposes of this lease as that part of the Industrial Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Industrial Complex), parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, recreation/picnic areas, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Industrial Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Demised Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Industrial Complex are not literally part of the Common Area, they will be deemed to be so included for purposes of (i) Landlord's ability to prescribe rules and regulations regarding same, and (ii) their inclusion for purposes of common area maintenance reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Industrial Complex; provided, however, that Landlord's actions pursuant to this sentence shall not unreasonably interfere with Tenant's access to or use of the Demised Premises. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Industrial Complex, which areas may be elevated, surface or underground.

       7.2 Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this lease, its subtenants, licensees and concessionaires, shall have the nonexclusive right to use the Common Area (excluding roofs of buildings in the Industrial Complex) as constituted from time to time, such use to be in common with Landlord, other tenants in the Industrial Complex and other persons permitted by Landlord to use the same, including the nonexclusive right to use not more than 130 of the parking spaces in the Common Area as designated by Landlord from time to time, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord's ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

               (a) Landlord may from time to time designate specific areas within the Industrial Complex or in reasonable proximity thereto in which automobiles owned by Tenant, its employees, subtenants, licensees, and concessionaires shall be parked; and in this regard, Tenant shall furnish to Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees, its subtenants, its licensees or its concessionaires, or their employees; and Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its employees, its subtenants, its licensees or its concessionaires, or their employees, shall at any time be parked in any part of the Industrial Complex other than the specified areas designated for employee parking, Tenant shall pay to Landlord as additional rent upon demand an amount equal to the daily rate or charge for such parking as established by Landlord from time to time for each day, or part thereof, that such automobile or other vehicle is so parked.

               (b) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

               (c)    Landlord may temporarily close any part of the Common
Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

               (d) With regard to the roof(s) of the building(s) in the Industrial Complex, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord's satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

       7.3 Landlord shall be responsible for the operation, management and maintenance of the Common Area, the manner of maintenance and the expenditures therefor to be in the sole discretion of Landlord, but to be generally in keeping with similar industrial centers within the same geographical area as the Industrial Complex. Landlord shall be the sole determinant of the type and amount of security services to be provided, if any. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord for (i) any unauthorized or criminal entry of third parties into the Demised Premises or Industrial Complex, (ii) any damage to persons or property, except to the extent caused by the gross negligence or willful misconduct of Landlord, or (iii) any loss of property in and about the Demised Premises or Industrial Complex from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security.

       7.4 In addition to the rentals and other charges prescribed in this lease, Tenant shall pay to Landlord Tenant's Proportionate Share (as determined in Section 7.5 below) of the cost of operation and maintenance of the Common Area which may be incurred by Landlord in its discretion, including, among other costs, those for lighting, painting, cleaning, policing, inspecting, repairing, replacing, and, if there is an enclosed mall or promenade in the Industrial Complex, heating and cooling; Tenant's Proportionate Share of capital expenditures and expenses incurred by Landlord to increase the operating efficiency of the Industrial Complex or to cause the Common Area to comply with applicable Regulations (as such term is defined in Section 27.1), it being agreed that the cost of such capital expenditures and installation shall be amortized over the reasonable life of the capital expenditure, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles consistently applied; a reasonable portion of whatever management fee Landlord pays to the property manager for the Industrial Complex; a reasonable allowance for Landlord's overhead costs and the cost of any insurance for which Landlord is not reimbursed pursuant to Section
6.2 but specifically excluding all expenses paid or reimbursed pursuant to
Article 6. In addition, although the roof(s) of the buildings(s) in the Industrial Complex are not literally part of the Common Area, Landlord and Tenant agree that roof maintenance, repair and replacement shall be included as a common area maintenance item to the extent not specifically allocated to Tenant under this lease nor to another tenant pursuant to its lease. With regard to capital expenditures other than the capital expenditures contemplated by the first sentence of this Section, (i) the original investment in capital improvements, i.e., upon the initial construction of the Industrial Complex, shall not be included, and (ii) improvements and replacements, to the extent capitalized on Landlord's records, shall be included only to the extent of a reasonable depreciation or amortization (including interest accruals commensurate with Landlord's interest costs). If this lease should commence on a date other than the first day of a calendar year or terminate on a date other than the last day of a calendar year, Tenant's reimbursement obligations under this Section 7.4 shall be prorated based upon Landlord's expenses for the entire calendar year. Tenant shall make such payment to Landlord on demand, at intervals not more frequent than monthly. Landlord may, at its option, make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Landlord has the right to establish as a reserve, such amounts as Landlord deems reasonable for the maintenance, repair and restoration of the roof and parking of the Industrial Complex. In the event that any payment due from Tenant to Landlord is not received within ten (10) days after its due date for any reason whatsoever, or if any such payment is by check which is returned for insufficient funds, then, in addition to the amount then due, Tenant shall pay to Landlord interest on the amount then due at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously on any unpaid balance until paid. Any delay or failure of Landlord in delivering any estimate or statement described in this Section 7.4 or in computing or billing Tenant's Proportionate Share of the foregoing costs shall not constitute a waiver of Landlord's right to require an increase in rent as provided herein or in any way impair the continuing obligations of Tenant under this Section.

       7.5 "Basic Costs" shall mean the cost of (i) operation and maintenance of the common area for which Tenant is responsible to pay Tenant's Proportionate Share pursuant to Section 7.4; and (ii) real estate charges and insurance expenses for which Tenant is responsible to pay Tenant's Proportionate Share pursuant to Section 6.2. Basic Costs shall be comprised of "Building Basic Costs", "Industrial Complex Basic Costs", and "Parcel Basic Costs". "Building Basic Costs" shall consist of those Basic Costs which Landlord determines pertains exclusively to the building in which the Demised Premises are located (the "Building"). "Industrial Complex Basic Costs" shall consist of those Basic Costs which Landlord determines shall be shared among all buildings at the Industrial Complex. "Parcel Basic Costs" shall consist of those Basic Costs which Landlord determines shall be shared among the Building and the other free standing building contained on the same legal parcel as the Building (the "Parcel"). For purposes of determining Tenant's Proportionate Share of Basic Costs in accordance with this Article 7, (i) Tenant's Proportionate Share of Building Basic Costs shall equal a fraction, the numerator of which shall be the rentable area of the Demised Premises and the denominator of which shall be the rentable area of the Building; (ii) Tenant's Proportionate Share of Industrial Complex Basic Costs shall equal a fraction, the numerator or which shall be the rentable area of the Demised Premises and the denominator of which shall be the rentable area of all buildings (including the Building) at the Industrial Complex; and (iii) Tenant's Proportionate Share of Parcel Basic Costs shall equal a fraction the numerator of which shall be the rentable area of the Demised Premises and the denominator of which shall be the rentable area of the two buildings (including the Building) located on the Parcel.

                                      ARTICLE 8.
                               [INTENTIONALLY OMITTED]


                                      ARTICLE 9.
                           USE AND CARE OF DEMISED PREMISES

       9.1 The Demised Premises shall be used and occupied by Tenant solely for the permitted use specified in Section 1.1.(o) above and for no other purpose. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses and other authorizations necessary to permit Tenant to use and occupy the Demised Premises for the permitted use. Without limiting the generality of the foregoing, Tenant shall not use or store any gasoline, flammable or so called "Red Label" materials in or about the Demised Premises. All equipment used within the Demised Premises shall be subject to approval by Landlord's insurance carriers and shall be Underwriters Laboratory or Factory Mutual approved for the uses intended, evidence of which shall be furnished to Landlord upon request. Tenant shall not operate any machinery or equipment in the Demised Premises which, in Landlord's sole discretion, shall cause any excessive noise, vibration or damage or disturbance to the other tenants in the Industrial Complex.

       9.2 Tenant shall take good care of the Demised Premises and keep the same free from waste at all times. Tenant shall not overload the floors in the Demised Premises, nor deface or injure the Demised Premises. Tenant shall keep the Demised Premises and sidewalks, service-ways and loading areas adjacent to the Demised Premises neat, clean and free from dirt, rubbish, ice or snow at all times. Tenant shall store all trash and garbage within the Demised Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant's expense (unless Landlord finds its necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Industrial Complex.


                                     ARTICLE 10.
                      MAINTENANCE AND REPAIR OF DEMISED PREMISES

       10.1 Landlord shall keep the foundation, the exterior walls (except plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of exterior walls) and roof (subject to the second sentence in Section 7.4 above) of the Demised Premises in good repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant's installation of air conditioning equipment or any other roof penetration or placement); and the provisions of the previous sentence are expressly recognized to be subject to the provisions of Article 17 and Article 18 of this lease. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused due to any work performed in the Demised Premises or in the Industrial Complex pursuant to Landlord's rights and obligations under the Lease, so long as the work is performed without gross negligence or willful misconduct.

       10.2 Tenant shall keep the Demised Premises in good, clean and habitable condition and shall at its sole cost and expense keep the Demised Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord under the provisions of Section 10.1, Article 17 and Article 18 and except to the extent any such repairs are necessitated by the gross negligence or willful misconduct of Landlord. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities therein include the repair and replacement in accordance with all applicable Regulations of all lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the Demised Premises, regardless of when or how the defect or other cause for repair or replacement occurred or became apparent; provided, however, that as to the maintenance and repair of the HVAC equipment in the Demised Premises, Landlord shall have the option of contracting directly with an HVAC servicing company for all such work and charging Tenant for all costs thereof. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by

Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs and Tenant shall pay to Landlord upon demand, as additional rental hereunder, the cost of such repairs plus interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the expiration of this lease, Tenant shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in Section 10.1, Article 17 and
Article 18 of this lease.

       10.3 Tenant waives the right to make repairs at Landlord's expense under Section 1941 and 1942 of the California Civil Code and all other laws now or hereafter in effect.


                                     ARTICLE 11.
                                     ALTERATIONS

       11.1 Tenant shall not make any alterations, additions or improvements to the Demised Premises (collectively, the "Alterations") without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cuffing or otherwise defacing the Demised Premises. Tenant shall furnish complete plans and specifications to Landlord at the time it requests Landlord's consent to any Alterations if the desired Alterations (i) will affect the Industrial Complex's mechanical, electrical, plumbing, or life safety systems or services, or (ii) will affect any structural component of the Demised Premises or the Industrial Complex, or (iii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority, or (iv) will cost in excess of Twenty-Five Thousand Dollars ($25,000.00). Subsequent to obtaining Landlord's consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord's actual out-of-pocket costs incurred in connection with any Alterations, including, without limitation, all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant's plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant's sole cost and expense by a contractor approved in writing by Landlord. Tenant shall give Landlord not less than ten (10) days advance written notice of the commencement of Tenant's Alterations to enable Landlord to post and record notices of nonresponsibility. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Demised Premises shall be completed in accordance with plans and specifications which must be approved by Landlord, shall be carried out in a good, workmanlike and prompt manner and in accordance with the provisions of EXHIBIT "C" annexed hereto, shall comply with all applicable Regulations of the authorities having jurisdiction thereof, and shall be subject to supervision by Landlord or its employees, agents or contractors. Without limiting the generality of the immediately preceding sentence, any installation or replacement of Tenant's heating or air conditioning equipment must be effected strictly in accordance with Landlord's instructions, the Clean Air Act and all other applicable Regulations. Without Landlord's prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Industrial Complex in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Industrial Complex in order to comply with any applicable Regulations, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Demised Premises upon the expiration or sooner termination of this lease, except Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed and repair and restore the Demised Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. Notwithstanding the foregoing, prior to commencing any Alterations, Tenant may request Landlord's waiver of the restoration obligation with respect to specified Alterations, which waiver may be granted or withheld by Landlord in its sole discretion.

       11.2 All construction work done by Tenant within the Demised Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all governmental requirements and Regulations, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Industrial Complex. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

       11.3 In the event Tenant uses a general contractor to perform construction work within the Demised Premises, Tenant shall, prior to the commencement of such work, require said general contractor to execute and deliver to Landlord a waiver and release of any and all claims against Landlord and liens against the Industrial Complex to which such contractor might at any time be entitled. The delivery of the waiver and release of lien within the time period set forth above shall be a condition precedent to Tenant's ability to enter on and begin its construction work at the Demised Premises and, if applicable, to any reimbursement from Landlord for its construction work.

       11.4 Nothing contained in this lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Demised Premises or any part thereof. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to any portion of the Demised Premises are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Demised Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE DEMISED PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE DEMISED PREMISES.

       11.5 In the event that Landlord elects to remodel all or any portion of the Industrial Complex, Tenant will cooperate with such remodeling, including Tenant's tolerating temporary inconveniences (and even the temporary removal of Tenant's signs in order to facilitate such remodeling, as it may relate to the exterior of the Demised Premises).


                                     ARTICLE 12.
                              LANDLORD'S RIGHT OF ACCESS

       12.1 Landlord and Landlord's agents and representatives shall have the right to enter the Demised Premises at any time in case of an emergency, and otherwise at all reasonable times upon reasonable advance oral or written notice for any purpose permitted pursuant to the terms of this lease, including, but not limited to, examining the Demised Premises; making such repairs or alterations therein as may be necessary or appropriate in Landlord's sole judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment or plumbing equipment running in, to, or through the Demised Premises; showing the Demised Premises to prospective purchasers or mortgagees and during the last year of this lease, prospective tenants; and posting notices of nonresponsibility. Except in the event of an emergency, Landlord's agents and representatives shall be accompanied by a representative of Tenant whenever they enter the Demised Premises. Tenant shall use reasonable efforts to accommodate Landlord's requests for accompanied entry of the Demised Premises.

       12.2 If requested in writing by Landlord, Tenant shall give Landlord a key for all of the doors for the Demised Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Demised Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Demised Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Demised Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.


                                     ARTICLE 13.
                                 SIGNS; STORE FRONTS

       13.1 Tenant shall not place or permit to be placed any signs upon (i) the roof of the Demised Premises, or (ii) the Common Areas or any exterior area of the Industrial Complex without Landlord's prior written approval which approval shall not be unreasonably withheld or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with the sign criteria promulgated by Landlord from time to time. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Demised Premises, on the exterior of the Industrial Complex if required in connection with any cleaning, maintenance or repairs to the Industrial Complex or which, in Landlord's reasonable opinion, is of such a nature as to not be in keeping with the standards of the Industrial Complex and if Tenant fails to do so, Landlord may without liability remove the same at Tenant's expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Industrial Complex.


                                     ARTICLE 14.
                                      UTILITIES

       14.1 Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities directly from the public utility company furnishing same. Any meters required in connection therewith shall be installed at Tenant's sole cost. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Demised Premises during the term of this lease. In the event any such utilities are not separately metered on the Commencement Date, then until such time as such services are separately metered, Tenant shall pay Landlord Tenant's equitable share of the cost of such services, as determined by Landlord. If for any reason the use of any utility is measured on a meter(s) indicating the usage of Tenant and other tenants of the Industrial Complex, Tenant and such other tenants shall allocate the cost of such utility amongst themselves and shall each be responsible for the payment of its allocable share. Landlord shall furnish and install all piping, feeders, risers and other connections necessary to bring utilities to the perimeter walls of the Demised Premises. Anything to the contrary notwithstanding, Tenant shall remain obligated for the payment of Tenant's pro rata share of any heating costs and/or other utilities or services furnished to the Common Areas pursuant to Section 7.4.

       14.2 Tenant shall have the right to use the existing heating, air conditioning and ventilation equipment in the Demised Premises, if any. All such equipment shall be maintained, repaired and replaced, as necessary, by Tenant in its sole expense and shall be surrendered by Tenant to Landlord at the end of the term of this lease together with the Demised Premises. Subject to Section 3.2, Landlord makes no representation or warranty as to the condition or capacity of such equipment. Landlord shall have no obligation whatsoever to provide the Demised Premises with any additional heat, air conditioning, ventilation or hot water.

       14.3 Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of rent on account thereof, in utility services not furnished by Landlord, nor for interruptions in utility services furnished by Landlord which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or which are necessary or useful in connection with making any alterations, repairs or improvements. Notwithstanding the foregoing, if such interruption or failure in utility services (i) is caused by Landlord or Landlord's authorized agent; (ii) can be repaired at the Industrial Complex; and (iii) continues for more than sixty (60) consecutive days, then Tenant shall be entitled to a proportionate abatement of all rental charges due hereunder, effective on the sixtieth day of such utility service failure.

       14.4 Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Demised Premises.

                                     ARTICLE 15.
                                 INSURANCE COVERAGES

       15.1 Landlord shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense (but subject to Article 6 above), causing the Industrial Complex to be insured under standard fire and extended coverage insurance (excluding hurricane and storm insurance unless readily obtainable at commercially reasonable rates) and liability insurance (plus whatever endorsements or special coverages Landlord, in its sole discretion, may consider appropriate), to the extent necessary to comply with Landlord's obligations pursuant to other provisions of this lease.

       15.2 Tenant shall procure and maintain throughout the term of this lease, at its sole cost and expense, the following insurance:

                      (i) Comprehensive General Liability Insurance providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists). This policy shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Tenant's obligations under Article 21 hereof. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence, or such greater amount as Landlord may from time to time require;

                      (ii) Fire and extended coverage insurance covering Tenant's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, alterations, furniture, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment, interior plumbing and plate glass against loss or damage by fire, flood, windstorms, hail, earthquakes, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, containing the waiver of subrogation required in Section 16.3 of this lease and in an amount equal to the greater of the full replacement value or the amount required by the holder of any mortgage from time to time placed upon the Industrial Complex or a portion of the Industrial Complex containing the Demised Premises;

                      (iii) State Worker's Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than Five Hundred Thousand Dollars ($500,000), or such greater amount as Landlord may from time to time require; and

                      (iv) Such other insurance as Landlord may reasonably require from time to time.

       It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this lease. All of the foregoing insurance policies (with the exception of Worker's Compensation Insurance to the extent not available under statutory law) shall name Landlord, any mortgagee, any managing agent for the Industrial Complex and such other parties as Landlord shall from time to time designate as an additional insured as their respective interests may appear, and shall provide that any loss shall be payable to Landlord and any other additional insured parties as their respective interests may appear. All insurance required hereunder shall be placed with companies which are rated A:VII or better by Best's Insurance Guide and licensed to do business in the State of California. All such policies shall be written as primary policies with deductibles not to exceed the amount specified in Section 1.1(p) above. Any other policies, including Landlord's policy, will serve as excess coverage. Tenant shall deliver duplicate original copies of all such policies and all endorsements thereto, prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and that no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days' prior written notice from the insurer to Landlord, as well as to Landlord's agent (at the address for the payment of rent set forth in Section 4.2 above). If Tenant should fail to comply with the foregoing requirement relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rental hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 1-1/2% per month) from the date of payment by Landlord until repaid by Tenant.


                                     ARTICLE 16.
                  WAIVER OF LIABILITY; MUTUAL WAIVER OF SUBROGATION

       16.1 Landlord and Landlord's agents and employees shall not be liable to Tenant, nor to Tenant's employees, agents or visitors, nor to any other person whomsoever, for any injury to person or damage to property caused by the Demised Premises or other portions of the Industrial Complex becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord's willful failure to make repairs required to be made by Landlord hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant, nor to Tenant's employees, agents or visitors, nor to any other person whomsoever, for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Industrial Complex or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord. Landlord shall not be held responsible in any way on account of any construction, repair or reconstruction (including widening) of any private or public roadways, walkways or utility lines.

       16.2 Landlord shall not be liable to Tenant or to Tenant's employees, agents, contractors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises or the Common Area caused by the negligence or misconduct of Tenant, its employees, agents, subtenants, invitees, customers, licensees or concessionaires, or of any other person entering the Industrial Complex under express or implied invitation of Tenant (with the exception of customers in the Common Area), or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations under this lease; and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Furthermore, Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all liability, claims, demands, causes of action of any kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Demised Premises and Tenant's operations or activities in the Industrial Complex.

       16.3 Landlord and Tenant each hereby release the other from any and all liability or responsibility to the other, or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when property insurance policies, which are readily available in the marketplace, contain a clause or permit an endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy; provided, further, that this release shall not be applicable to the portion of any damage which is not reimbursed by the damaged party's insurer because of the "deductible" in the damaged party's insurance coverage. The release specified in this Section 16.3 is cumulative with any releases or exculpations which may be contained in other provisions of this lease. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this lease shall contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this lease.


                                     ARTICLE 17.
                                 DAMAGES BY CASUALTY

       17.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

       17.2 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the building in which the Demised Premises are located is destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or (b) such building is destroyed or rendered untenantable to an extent in excess of fifty percent (50%) of the first floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust or other lien on such building at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, or (d) the Demised Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, then Landlord may elect either to terminate this lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty and, if it elects to rebuild and repair, shall proceed to do so with reasonable diligence and at its sole cost and expense.

       17.3 Landlord's obligation to rebuild and repair under this Article 17 shall in any event be limited to restoring one of the following (as may be applicable): (a) if this lease does not include an attached exhibit describing Landlord's initial construction responsibility ("Landlord's Work"), restoring the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Tenant; or (b) restoring Landlord's Work, as described in the applicable exhibit attached to this lease (if such an exhibit is attached), to substantially the same condition in which the same existed prior to the casualty. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations, additions, improvements, fixtures, signs and equipment installed by Tenant, and, if an exhibit describing Tenant's Work is attached hereto, all items of Tenant's Work as described in such exhibit.

       17.4 Notwithstanding anything to the contrary in this Article 17, if the casualty should occur during the last six (6) months of the term, and at least fifty percent (50%) of the Demised Premises has been damaged thereby, either party may, upon ten (10) days notice to the other party given within fifteen (15) days of the date of the casualty, terminate this lease.

       17.5 Tenant agrees that during any period of reconstruction or repair of the Demised Premises, it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the minimum guaranteed rental and additional rental charges shall be proportionately reduced hereunder.

       17.6 Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

                                     ARTICLE 18.
                                    EMINENT DOMAIN

       18.1 If more than thirty percent (30%) of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

       18.2 If less than thirty percent (30%) of the floor area of the Demised Premises should be taken as aforesaid, this lease shall not terminate; however, the minimum guaranteed rental payable hereunder during the unexpired portion of this lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to the remaining premises or, if an exhibit describing Landlord's Work is attached to this lease, all necessary repairs within the scope of Landlord's Work as described in such exhibit, as the case may be, required to make the remaining portions of the Demised Premises an architectural whole, but in no event shall Landlord be required to expend an amount greater than the award actually received by Landlord in connection with such taking.

       18.3 If any part of the Common Area should be taken as aforesaid, this lease shall not terminate, nor shall the rent payable hereunder be reduced, except that either Landlord or Tenant may terminate this lease if the area of the Common Area remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Industrial Complex shall be less than seventy percent (70%) of the area of the Common Area immediately prior to the taking. Any election to terminate this lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

       18.4 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises or Common Area shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items is made to Tenant as long as such separate award does not reduce the amount of the award that would otherwise be awarded to Landlord.

       18.5 The rights contained in this Article 18 shall be Tenant's sole and exclusive remedy in the event of a taking or condemnation. Each party waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

       18.6 Notwithstanding anything to the contrary, Landlord may terminate this lease with no further liability to Tenant if (i) fifty percent (50%) or more of the gross leasable area of the Industrial Complex is taken or (ii) if following any taking, Landlord's mortgagee elects to require Landlord to apply all or a portion of such award to the outstanding indebtedness.


                                     ARTICLE 19.
                              ASSIGNMENT AND SUBLETTING

       19.1 Tenant shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 29.4 of this lease); however, in determining whether or not to grant its consent, Landlord shall be entitled to take into consideration factors such as Landlord's desired tenant mix, the reputation and net worth of the proposed transferee, and the then current market conditions (including market rentals). In addition, Landlord shall also be entitled to charge Tenant a reasonable fee for processing Tenant's request. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. In all events, Landlord can refuse to consent to an assignment or sublease if there shall exist any uncured default of Tenant or a matter which will become a default with the passage of time.

       19.2 If Tenant is a corporation, partnership or other entity and if at any time during the term of this lease the person or persons who own a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this lease cease to own a majority of such voting rights or ownership interests (except as a result of transfers by devise or descent), the loss of a majority of such voting rights or ownership interests shall be deemed an assignment of this lease by Tenant and, therefore, subject in all respects to the provisions of Section

19.1 above. The previous sentence shall not apply, however, if at the time of the execution of this lease, (i) Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market or (ii) Tenant is a privately held, corporation which subsequently elects to offer shares of stock in the corporation to the public through a "public offering". Further, any sale or transfer of all or substantially all of the stock or assets of Tenant shall not be deemed an assignment hereunder, provided that the successor entity expressly assumes the obligations of Tenant hereunder in an agreement whose form and content is satisfactory to Landlord in its sole discretion.

       19.3 Notwithstanding anything to the contrary contained herein, and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this lease is assigned including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. paragraph 101, ET SEQ. (the 'Bankruptcy Code"), shall automatically be deemed, by acceptance of such assignment or sublease or by taking actual or constructive possession of the Demised Premises, to have assumed all obligations of Tenant arising under this lease effective as of the earlier of the date of such assignment or sublease or the date on which the assignee or sublessee obtains possession of the Demised Premises. In the event this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall remain the exclusive property of Landlord and not Constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. All such money or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

       19.4 Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in the event of an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee (other than the fifty percent (50%) of excess rental or other consideration resulting from such assignment or sublease) shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Section 4.2 of this lease (to be applied as a credit and offset to Tenant's rental obligation).

       19.5 Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Demised Premises;

       19.6 In the event of the transfer and assignment by Landlord of its Interest in this lease and in the building containing the Demised Premises to a person expressly assuming Landlord's obligations under this lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.

       19.7 Notwithstanding anything to the contrary contained herein, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Demised Premises for substantially all of the remaining term of this lease, to recapture the portion of the Demised Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised by Landlord giving Tenant written notice ("Landlord's Recapture Notice") within twenty (20) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Demised Premises, the Term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures only a portion of the Demised Premises, the minimum guaranteed rental during the unexpired Term shall abate, proportionately, based on the minimum guaranteed rental due as of the date immediately prior to such recapture. Notwithstanding the foregoing, Tenant shall have the right to withdraw its request to assign or sublet within three (3) business days of delivery of Landlord's

Recapture Notice, in which event, this Lease shall continue unaffected and Landlord's Recapture Notice shall be null and void.

       19.8 Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, Inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.


                                     ARTICLE 20.
                         SUBORDINATION; ATTORNMENT; ESTOPPELS

       20.1 Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other lien presently existing upon the Industrial Complex or any portion of the Industrial Complex which includes the Demised Premises, and to any renewals, modifications and extensions thereof and this subordination shall be self operative and no further instrument of subordination is needed. Tenant agrees that any mortgagee shall have the right at any time to subordinate its mortgage, deed of trust or other lien to this lease; provided, however, notwithstanding that this lease may be (or is made to be) superior to a mortgage, deed of trust or other lien, the mortgagee shall not be liable for prepaid rentals, security deposits and claims accruing during or with respect to Landlord's ownership, any amendment or modification made to this lease without its prior written consent or any offsets or claims against Landlord; further provided that the provisions of a mortgage, deed of trust or other lien relative to the right of the mortgagee with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and provisions relative to proceeds arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Landlord shall have the right to require Tenant to subordinate this lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises or the Industrial Complex as a whole, and Tenant agrees upon demand to execute an instrument subordinating this lease as Landlord may request; provided, however, that Tenant's obligation to execute such a subordination (and attornment) instrument shall be conditioned on Tenant's receipt from the lender of a nondisturbance agreement in the form typically utilized by such lender. If the holder of any mortgage, indenture or deed of trust or similar instrument (each a "Mortgagee") succeeds to Landlord's interest in the Demised Premises, Tenant shall, upon request of any such Mortgagee, automatically become the tenant of and attorn to and recognize such Mortgagee as the landlord under this lease and will pay to it all rents and other amounts payable by Tenant under this lease, in accordance with the applicable terms of this lease.

       20.2 Tenant may not exercise any remedies for default by Landlord hereunder unless and until Landlord and the holder(s) of any indebtedness secured by mortgage, deed of trust or other lien on the Demised Premises shall have received written notice of such default and a reasonable time (not less than 45 days) shall thereafter have elapsed without the default having been cured.

       20.3 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord a written statement addressed to Landlord (and to a party[ies] designated by Landlord), which statement shall identify Tenant and this lease, shall certify that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), shall confirm that Landlord is not in default as to any obligations of Landlord under this lease (or if Landlord is in default, specifying any default), shall confirm Tenant's agreements contained above in this Article 20, and shall contain such other information or confirmations as Landlord may reasonably require. Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant's behalf if Tenant fails to do so within seven (7) days after the delivery of a written request from Landlord to Tenant.


                                     ARTICLE 21.
                               TENANT'S INDEMNIFICATION

       21.1 Tenant shall indemnify, defend and hold harmless Landlord, Landlord's asset manager, Landlord's subasset manager, Landlord's partners, any subsidiary or affiliate of Landlord and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of any of the foregoing (collectively, the "lndemnitees") from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages (including consequential and punitive damages) arising from Tenant's use of the Demised Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Demised Premises, and shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this lease, except, in each Instance, to the extent caused by the gross negligence or willful misconduct of Landlord. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expertise by counsel satisfactory to Landlord in its sole discretion. As a material part of the consideration to Landlord for this lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Demised Premises from any cause, except to the extent caused by the gross negligence or willful misconduct of Landlord, and Tenant hereby waives all claims with respect thereto against Landlord. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Demised Premises. The provisions of this Article 21 shall survive the expiration or sooner termination of this lease.

       21.2 All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Industrial Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, except personal injury caused by or due to the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the electrical service, ventilation, or for any latent defect in the Demised Premises.

       21.3 The parties hereto acknowledge that all or a part of the Demised Premises may be used for the storage and shipment of goods not owned by Tenant, and Landlord is not willing to enter into this lease unless Tenant indemnifies the Indemnitees to Landlord's satisfaction from any liability on the part of the Indemnitees to the owner(s) of such goods for damage to the same arising out of any acts or omissions of the Indemnitees. As a material inducement to Landlord to enter into this lease, Tenant agrees to defend, indemnify and hold the Indemnitees harmless from and against any and all losses, claims, liabilities, obligations and damages imposed upon or incurred or asserted against the Indemnitees by reason of damage to goods of persons storing such goods with Tenant, notwithstanding the fact that such losses, claims, liabilities, obligations or damages may have been caused by the acts or omissions of Landlord, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant agrees that at all times during which it shall store goods not owned by it in the Demised Premises, it shall insure the indemnity described under this Section 21.3 in a manner reasonably satisfactory to Landlord. Landlord shall not be deemed a bailee, consignee, or warehouseman (or responsible for the standard of care incidental thereto) with respect to any goods stored or shipped to or from the Demised Premises for consignment or bailment and Tenant shall insert a clause to that effect in all warehouse receipts or consignment agreements for the storage or shipment of goods to or from the Demised Premises.


                                     ARTICLE 22.
                            DEFAULT BY TENANT AND REMEDIES

       22.1 The following events shall be deemed to be events of default by Tenant under this lease:

               (a) Tenant shall fail to pay any installment of rental or any other obligation under this lease involving the payment of money and such failure shall continue for a period of ten (10) days after such payment shall become due and payable after written notice thereof to Tenant; provided, however, that for each calendar year during which Landlord has already given Tenant one (1) written notice of the failure to pay an installment of rental, no further notice shall be required (i.e., the event of default will automatically occur on the tenth (10th) day after the day upon which the rental was due; and provided further that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161, ET SEQ., of the California Code of Civil Procedure).

               (b) Tenant shall fail to comply with any provision of this lease, other than as described in subsection (a) above, and either shall not cure such failure within fifteen (15) days after written notice thereof to Tenant, or shall cure that particular failure but shall again fail to comply with the same provision of this lease within three (3) months after Landlord's written notice; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 ET SEQ. of the California Code of Civil Procedure; provided further, however, that if the noticed failure cannot reasonably be cured within fifteen (15) days, Tenant shall not be deemed in default hereunder if Tenant commences to cure the default within such fifteen (15) day period, and thereafter diligently prosecutes such cure to completion.

               (c) Tenant or any guarantor of Tenant's obligations under this lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

               (d) Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended, or under any similar law or statue of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease thereunder.

               (e) A receiver or Trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this lease.

               (f) Tenant shall desert or vacate or shall commence to desert or vacate the Demised Premises or any substantial portion of the Demised Premises or at any time prior to the last month of the lease term shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial amount of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.

               (g) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or upon all or any part of the Industrial Complex.

               (h) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business or in good faith for equivalent consideration, or with Landlord's consent.

               (i) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

       22.2 Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies to the extent permitted by law:

               (a) Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, plus interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month); and Landlord may pursue a monetary recovery from Tenant.

               (b) Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this lease or, having opened for business, deserts or vacates the Demised Premises, Landlord may enter upon and take possession of such premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Demised Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this subsection (b), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this lease and that actually collected by Landlord. In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than rent) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the cost of any alterations and repairs to the Demised Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting, during any month to which such rent is applied, result in the actual payment of rentals at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. Finally, it is agreed that in the event of any default described in subsection (g) of Section 22.1 of this lease, Landlord may pay or bond around such lien, whether or not contested by Tenant; and in such event Tenant agrees to reimburse Landlord on demand for all costs and expenses incurred in connection with any such action, with Tenant further agreeing that Landlord shall in no event be liable for any damages or claims resulting from such action. No action or inaction by Landlord including, without limitation, the re-entry or taking of possession of the Demised Premises by Landlord pursuant to this Section 22.2(b) shall be construed as an election to terminate this lease or as interference with Tenant's rights of possession, assignment or subletting unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this lease for any such default.

               (c) Landlord may terminate this lease by written notice to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord. In the event that Landlord shall elect to so terminate this lease, then Landlord may recover from Tenant:

                      (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                      (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus

                      (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                      (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course would be likely to result therefrom, plus

                      (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

               As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Demised Premises after any termination of this lease.

               (d) In addition to all other rights and remedies provided Landlord in this lease and by law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the lease, subject to reasonable limitations).

       22.3 It is expressly agreed that in determining "the unpaid rent" as that term is used throughout subsections 22.2(c)(i) and 22.2(c)(ii) above, there shall be added to the minimum guaranteed rental (as specified in Sections 1.1(l) and 4.1 of this lease) a sum equal to the charges for maintenance of the Common Area (as specified in Section 7.4 of this lease), and the payments for taxes, charges and insurance (as specified in Article 6 of this lease).

       22.4 It is further agreed that, in addition to payments required pursuant to subsections 22.2(b) and 22.2(c) above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct or indirect result of Tenant's default (including, among other losses, any adverse reaction by Landlord's mortgagee or by other tenants or potential tenants of the Industrial Complex) and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

       22.5 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

       22.6 If on account of any breach or default by Tenant in its obligations hereunder, Landlord shall employ an attorney to present, enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorneys' fees incurred by Landlord in such connection.

       22.7 Tenant acknowledges its obligation to deposit with Landlord the sum stated in Section 1.1(n) above, to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this lease. Tenant agrees that such deposit may be commingled with Landlord's other funds and that such security deposit is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such security deposit shall be returned by Landlord to Tenant within thirty (30) days of termination of this lease and Tenant's vacating of the Demised Premises (subject to the provisions of Section 19.6 above).

       22.8    (a)    In the event of any default described in subsection (d)
of Section 22.1 of this lease, any assumption and assignment must conform with the requirements of the Bankruptcy Code and, in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Tenant must fulfill the following obligations, in addition to any other reasonable obligations that Landlord may require, before any assumption of this lease is effective: (i) all defaults under subsection (a) of Section 22.1 of this lease must be cured within ten (10) days after the date of assumption; (ii) all other defaults under
Section 22.1 of this lease other than under subsection (d) of Section 22.1 must be cured within fifteen (15) days after the date of assumption; (iii) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys' fees) must be paid to Landlord within ten (10) days after the date of assumption; and (iv) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months minimum guaranteed rent (using the minimum guaranteed rent in effect for the first full month immediately following the assumption) and an advance prepayment of minimum guaranteed rent in the amount of three (3) months minimum guaranteed rent (using the minimum guaranteed rent in effect for the first full month immediately following the assumption), both sums to be held by Landlord in accordance with
Section 22.7 above and deemed to be rent under this lease for the purposes of the Bankruptcy Code as amended and from time to time in effect.

               (b) In the event this lease is assumed in accordance with the requirements of the Bankruptcy Code and this lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord shall be provided with (i) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord's reasonable judgment, to assure the future performance by the proposed assignee of Tenant's obligations under this lease; or (ii) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant's obligations under this lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant's obligations under this lease.


                                    ARTICLE 23.
                              [INTENTIONALLY OMITTED]


                                    ARTICLE 24.
                                    HOLDING OVER

       24.1 In the event Tenant remains in possession of the Demised Premises after the expiration of this lease and without the execution of a new lease or an amendment hereto, it shall be deemed to be occupying said premises as a tenant from month to month at a rental equal to the rental herein provided plus
(i) fifty percent (50%) of such amount for the first ninety (90) days of the holdover period and (ii) one hundred percent (100%) of such amount thereafter, and otherwise subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy. Neither any provision hereof nor acceptance by Landlord of rent after such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this lease or an extension of the Term. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Demised Premises upon the expiration of the Term of this lease or upon the earlier termination hereof, the right to reenter the Demised Premises, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holding over, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Demised Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this lease.

                                     ARTICLE 25.
                                       NOTICES

       25.1 Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in Section 1.1 above (or at Landlord's option, to Tenant at the Demised Premises), or at such other addresses as they have theretofore specified by written notice. Copies of all notices to Tenant shall concurrently be delivered to Thomas B. Jacob, Thoits, Love, Hershberger & McLean, 245 Lytton Avenue, Palo Alto, California 94301.

       25.2 If and when included within the term "Landlord" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to the Landlord; if and when included within the term "Tenant" as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payment to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notice and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment. In addition, Tenant agrees that actions by Landlord and notices to Tenant hereunder may be taken or given by Agent, Landlord's attorney, or any other property manager or agent.

       25.3 A copy of any notice or document required or permitted to be delivered hereunder to Landlord shall simultaneously be delivered to Agent.


                                     ARTICLE 26.
                                     COMMISSIONS

       26.1 Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this lease, other than Agent and Tenant's Broker. Landlord shall be responsible for the payment of a commission to Agent pursuant to a separate agreement between Landlord and Agent. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this lease or the negotiation hereof.


                                     ARTICLE 27.
                                     REGULATIONS

       27.1 Landlord and Tenant acknowledge that there are now in effect and may hereafter be enacted or go into effect federal, state, county and municipal laws, orders, rules, directives and regulations relating to or affecting the Demised Premises or the Industrial Complex, concerning the impact on the environment of construction, land use, maintenance and operation of structures, toxic or otherwise hazardous substances, and the conduct of business, including, without limitation, the Americans With Disabilities Act of 1990 and the Clean Air Act and regulations issued thereunder (all of the foregoing, as amended from time to time, being herein called the "Regulations"). Tenant will not cause or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said Regulations. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Industrial Complex or the Demised Premises pursuant to said Regulations or any charges imposed upon Tenant, Tenant's customers or other invitees pursuant to same.

       27.2 If, by reason of any Regulations, the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as "Lease Payments") payable by Tenant to Landlord pursuant to the provisions of this lease is in excess of the amount (the "Maximum Charge") permitted thereof by the Regulations, then Tenant, during the period (the "Freeze Period") when the Regulations shall be in force and effect shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this lease, Tenant, to the extent not then proscribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord as additional rental, in equal monthly installments during the balance of the term of this lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze

Period. If any provisions of this Section, or the application thereof, shall to any extent be declared to be invalid and unenforceable, the same shall not be deemed to affect any of the other provisions of this section or of this lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law.

       27.3 Tenant acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Demised Premises to accommodate disabled employees and customers of Tenant, including without limitation, the requirements under the Americans with Disabilities Act and any equivalent California law. Any alterations made to the Demised Premises in order to comply with either statute must be made solely at Tenant's expense and in compliance with all terms and requirements of this lease. Landlord agrees to make reasonable efforts to ensure that the Common Area is in compliance with the applicable disability access laws as of the date hereof. If a complaint is received by Landlord from either a private or government source regarding disability access to the Common Area of the Industrial Complex, Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord deems to be reasonably prudent under the circumstances. If Landlord decides to make alterations to the Common Area of the Industrial Complex in response to any such complaints or in response to legal requirements Landlord considers to be applicable to the Common Area of the Industrial Complex, the cost of such alterations shall be included in the Common Area maintenance charge under this lease. Landlord and Tenant agree that so long as the governmental entity or entities charged with enforcing such statutes have not expressly required Landlord to take specific action to effectuate compliance with such statutes, Landlord shall be conclusively deemed to be in compliance with such statutes. Tenant agrees to provide Landlord with written notice should Tenant become aware of a violation of such statutes with respect to the Common Area. In the event either Landlord or Tenant is required to take action to effectuate compliance with such statutes, Landlord or Tenant, as applicable, shall have a reasonable period of time to make the improvements and alterations necessary to effectuate such compliance, hich period of time shall be extended by any time necessary to cause, any necessary improvements and alterations to be made.


                                     ARTICLE 28.
                                 HAZARDOUS MATERIALS

       28.1 During the term of this lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 28.7 hereof) applicable to the operation or use of the Demised Premises, will cause all other persons occupying or using the Demised Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for operation or use of the Demised Premises.

       28.2 Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 28.7 hereof) on the Demised Premises, or the Industrial Complex, or transport or permit the transportation of Hazardous Materials to or from the Demised Premises or the Industrial Complex except for limited quantities used or stored at the Demised Premises and required in connection with the routine operation and maintenance of the Demised Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

       28.3 At any time and from time to time during the term of this lease, Landlord may perform, at Tenant's sole cost and expense, an environmental site assessment report concerning the Demised Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Demised Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Demised Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable on demand.

       28.4 Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in section 28.7 hereof) against Tenant relating to the Demised Premises or the Industrial Complex; (2) any condition or occurrence on the Demised Premises or the Industrial Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Demised Premises; (3) any condition or occurrence on the Demised Premises or any property adjoining the Demised Premises that could reasonably be anticipated to cause the Demised Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Demised Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Demised Premises or the Industrial Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant's response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Demised Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such. Environmental Claim as may reasonably be requested by Landlord.

       28.5 Tenant will not change or permit to be changed the present use of the Demised Premises unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Demised Premises except for those described in Section 28.2 above.

       28.6    (a)    Tenant agrees to defend, indemnify and hold harmless the
Indemnitees (as defined in Section 21.1) from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Industrial Complex which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Demised Premises (the "Hazardous Materials Indemnified Matters"). The provisions of this Article 28 shall survive the expiration or sooner termination of this lease.

               (b) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

               (c) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the lesser of (i) eighteen (18%) percent per annum, or (ii) the maximum legal rate of interest allowed in the State of California, from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

       28.7    (a)    "Hazardous Materials" means (i) petroleum or petroleum
products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ.; the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ.; the Atomic Energy Act, 42 U.S.C. Sections 2011 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Sections 651 ET SEQ.;
(c) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;
(d) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

       28.8 Landlord hereby represents to its actual knowledge without investigation that there are no Hazardous Materials in the Demised Premises in violation of any applicable Environmental Law.

                                     ARTICLE 29.
                                    MISCELLANEOUS

       29.1 Nothing in this lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

       29.2 Tenant shall not for any mason withhold or reduce Tenant's required payments of rentals and other charges provided in this lease, it being agreed that the obligations of Landlord under this lease are independent of Tenant's obligations except as may be otherwise expressly provided. The immediately preceding sentence shall not be deemed to deny Tenant the ability of pursuing all rights granted it under this lease or at law; however, at the direction of Landlord, Tenant's claims in this regard shall be litigated in proceedings different from any litigation involving rental claims or other claims by Landlord against Tenant (i.e., each party may proceed to a separate judgment without consideration, counterclaim or offset as to the claims asserted by the other party).

       29.3 The liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Industrial Complex, and Tenant agrees to look solely to Landlord's interest in the Industrial Complex for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders, and employees.

       29.4 In all circumstances under this lease where the prior consent of one party (the "consenting party"), whether it be Landlord or Tenant, is required before the other party (the "requesting party") is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner; however, the requesting party agrees that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to, consent required from Landlord pursuant to Section 19.1) shall be to Institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys' fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent).

       29.5 Whenever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, that this provision shall NOT apply to Tenant's obligation to pay rent or any other sums due hereunder.

       29.6 If any provision of this lease should be held to be Invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease shall not be affected thereby.

       29.7    [INTENTIONALLY OMITTED]

       29.8 The laws of the State of California shall govern the interpretation, validity, performance and enforcement of this lease. Venue for any action under this lease shall be the county in which rentals are due pursuant to Section 4.2 and Section 1.1 of this lease.

       29.9 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

       29.10 Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

       29.11 All covenants and obligations contained within this lease shall bind and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon Tenant, its permitted successors and assigns.

       29.12 This lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this lease. No brochure, rendering, information or correspondence shall be deemed to be a part of this agreement unless specifically incorporated herein by reference. In addition, no agreement shall be effective to change, modify or terminate this lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

       29.13 LANDLORD AND TENANT HEREBY ACKNOWLEDGE THAT THEY ARE NOT RELYING UPON ANY BROCHURE, RENDERING, INFORMATION, REPRESENTATION OR PROMISE OF THE OTHER, OR OF THE AGENT, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS LEASE.

       29.14 No waiver of any of the terms, covenants, provisions, conditions, rules and regulations imposed by this lease, and no waiver of any legal or equitable relief or remedy, shall be implied by the failure of Landlord to assert any rights, declare any forfeiture, or for any other reason. No waiver of any of the terms, provisions, covenants, conditions, rules and regulations shall be valid unless it shall be in writing signed by Landlord. No waiver by Landlord or forgiveness of performance by Landlord for one or more tenants shall constitute a Waiver or forgiveness of performance in respect to Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the Term of this lease shall be deemed an acceptance of a surrender of the Demised Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this lease or a surrender of the Demised Premises. The acceptance of any rent by Landlord following a breach of this lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

       29.15 Tenant shall deliver and surrender to Landlord possession of the Demised Premises (including all of Tenant's permanent work upon and to the Demised Premises, all replacements and all fixtures permanently attached to the Demised Premises) immediately upon the expiration of the Term or the termination of this lease in as good condition and repair as the same were on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted), and deliver the keys at the office of Landlord or Landlord's agent; provided, however, that upon Landlord's request made at least thirty (30) days prior to the end of the Term, or the date Tenant is otherwise required to vacate the Demised Premises, Tenant shall remove all fixtures and equipment affixed to the Demised Premises by Tenant, and repair and restore the Demised Premises to their condition on the delivery date (loss by any insured casualty and ordinary wear and tear only excepted), at Tenant's sole expense. The removal shall be performed prior to the earlier of the end of the Term or the date Tenant is required to vacate the Demised Premises.

       29.16 Tenant shall not record this lease. Without the prior written consent of Landlord, Tenant shall not record any memorandum of this lease, short form or other reference to this lease.

       29.17 The submission of this lease for examination does not constitute a reservation of or option for the Demised Premises or any other space in the Industrial Complex, and shall not vest any right in Tenant. This lease shall become effective as a lease only upon its execution and delivery by the parties.

       29.18 LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE DEMISED PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER AND ACCEPT THIS LEASE.

       29.19 This lease consists of twenty-nine Articles and Exhibits "A" through "D". With the exception of Article 7, in the event any provision of an exhibit shall be inconsistent with a provision in the body of the lease, the provision as set forth in the exhibit shall be deemed to control.

       EXECUTED as of the latest date accompanying a signature by Landlord or Tenant below.

LANDLORD:                     MP CARIBBEAN, INC.,
                              a Delaware corporation

                              By:  GE CAPITAL INVESTMENT ADVISORS, INC.,
                                   its agent

                                   By:  /s/ [ILLEGIBLE]
                                       -------------------------------------
                                        Name:  [ILLEGIBLE]
                                              ------------------------------
                                        Title:  [ILLEGIBLE]
                                               -----------------------------

                                   Date of Signature:         8-22-97
                                                       ---------------------

TENANT:                       ARIBA TECHNOLOGIES, INC.,
                              a Delaware corporation

                                   By:  /s/ Edward P. Kinsey
                                       -------------------------------------
                                        Name:   Edward P. Kinsey
                                              ------------------------------
                                        Title:  Vice President - Finance
                                                Chief Financial Officer
                                               -----------------------------
                                   Date of Signature:         8-22-97
                                                       ---------------------

                                     EXHIBIT "A"

                                   DEMISED PREMISES


                                     [FLOOR PLAN]


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                                    EXHIBIT "B"

                  CONSTRUCTION: TENANT ACCEPTANCE OF SPACE "AS IS"

ARTICLE I. GENERAL

Tenant hereby accepts the Demised Premises "as is" and "ready for occupancy." Except as provided herein, Landlord shall have no obligation to make or pay for any improvements, renovations or alterations in or to the Demised Premises to prepare or make ready the Demised Premises for Tenant's occupancy as of the Commencement Date. Prior to any modification of the existing premises, Tenant shall adhere to the following as well as the provisions contained in Article 11 and EXHIBIT "C" of the lease.

ARTICLE II. PRE-CONSTRUCTION OBLIGATIONS

       A. Plans, diagrams, schedules and other data relating to work to be performed by Tenant must be furnished by Tenant to Landlord complete, sufficient to obtain a building permit, and ready for Landlord's consideration and final approval within fifteen
               (15) days after execution of this lease (or at such other time as may be specified by this exhibit). Without limiting the generality of the immediately preceding sentence, Tenant's submissions must include a floor plan, a reflected ceiling plan, a plumbing plan, elevations of walls and a fixture plan. All drawings shall be at scale of either 1/8" or 1/4" Tenant shall reimburse Landlord for any loss or extra cost which may result to Landlord by reason of failure on the part of Tenant to submit any such plans, diagrams, schedules, specifications and/or other data within said period of time.

       B. Tenant shall secure Landlord's written approval of all designs, plans, specifications, materials, contractors and contracts for work to be performed by Tenant before beginning the work (including following whatever "work letter" instructions, if any, which Landlord may deliver to Tenant in connection with the work), and shall secure all necessary licenses and permits to be used in performing the work. Tenant's finished work shall be subject to Landlord's approval and acceptance.

       C. The insurance requirements under Article 15 of this lease and the indemnity requirements under Article 16 of this lease shall apply during the construction contemplated in this exhibit, and Tenant shall provide evidence of appropriate insurance coverage prior to beginning any of Tenant's work. Tenant shall provide Landlord with evidence of insurance covering both Tenant and Tenant's contractor against damage to their personal property, as well as against third-party liability and workers' compensation claims arising out of all construction and associated activities. All policies of insurance shall be subject to Landlord's prior approval and shall be endorsed showing Landlord as an additional named insured (or if permitted by Landlord, may provide a waiver of subrogation against Landlord).

ARTICLE III.   DESCRIPTION OF TENANT'S WORK

       A. Signs: Tenant shall pay for all signs and the installation thereof, including the electrical hook-up, subject to the provisions of Section 13.1 of this lease.

       B. Utilities: All meters or other measuring devices in connection with utility services shall be provided by Tenant. All service deposits shall be made by Tenant at Tenant's expense.

       C. All work undertaken by Tenant shall be at Tenant's expense and shall not damage the building or any part thereof. Any roof penetration shall be performed by Landlord's roofer or, at Landlord's option, by a bonded roofer approved in advance by Landlord. The work shall be begun only after Landlord has given consent, which consent shall in part be conditioned upon Tenant's plans, to include materials acceptable to Landlord, in order to prevent injury to the roof and to spread the weight of the equipment being installed. Tenant shall also be responsible for obtaining and paying for professional inspections of any structural work (including, without limitation, any roof work or concrete work).

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

       D. All work undertaken by Tenant shall be awarded to Landlord's contractor unless, before any construction begins, Tenant chooses and receives Landlord's written approval for another contractor to complete Tenant's work.

       E. All work performed by or at the behest of Tenant shall be in compliance with all applicable Regulations.

ARTICLE IV. DESCRIPTION OF LANDLORD'S WORK

Landlord shall cause the roof, mechanical, electrical and plumbing systems serving the Demised Premises to be in proper working order as of the Commencement Date ("Landlord's Improvements").

                                     INITIALED:

                                     LANDLORD:
                                                 --------------------
                                     TENANT:
                                                 --------------------


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                                    EXHIBIT "C"

                     TENANT CONSTRUCTION RULES AND REGULATIONS

1. All demolition, removals and other categories of work that may inconvenience other tenants or disturb building operations must be scheduled and performed before or after normal working hours, and the property manager for the Industrial Complex (the "Property Manager") shall be provided with at least twenty-four (24) hours notice prior to proceeding with such work.

2. All structural and floor loading requirements shall be subject to the prior approval of the Industrial Complex's structural engineer. Approval shall be obtained by Tenant and any fees shall be at Tenant's sole expense.

3. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the prior approval of Landlord's mechanical and electrical engineers. When necessary, Property Manager will require engineering and shop drawings, which drawings must be approved by Property Manager before the work is started. Drawings shall be prepared by Tenant and all approvals shall be obtained by Tenant.

4. If the shutdown of risers and mains for electrical, HVAC, sprinkler and/or plumbing work is required, such work shall be supervised by a representative of Landlord at Tenant's sole expense at a time approved in advance by Property Manager.

5.     Tenant's general contractor is responsible to do all of the following:

       (a) Properly supervise construction at the Demised Premises at all times.

       (b) Police the work at all times, continually keeping the affected space(s) safe and orderly.

       (c)     Maintain the cleanliness and protection of all affected areas.

       (d)     Avoid and prevent the disturbance of other tenants.

6. If Tenant's general contractor is negligent in any of its responsibilities, Tenant shall be charged for the corrective work done by Landlord's personnel.

7. No electrical cords are to be stretched across any walkways or public areas in any manner that would cause any safety hazard.

8. Radios may not be played if the sound can be heard in the Common Area or in other tenant suites.

9.     Electrical rooms may not be used to store any materials, fixtures, etc.

10. All sprinkler shut downs, draining or filling shall be scheduled and coordinated with the Landlord's chief engineer or his delegate.

11. Bracing, soldering or welding shall be scheduled in advance with Property Manager.

12.    Dust shall be kept at a minimum to avoid smoke detector activation.

13. If requested by Tenant, Property Manager shall provide space in the parking lot at a location to be determined by Landlord for a trash and debris bin during construction of the tenant improvements.

14. Damage to ANY pre-installed fixtures (E.G., water fountains, sinks, lights, commodes, signage, etc.) shall be repaired at Tenant's sole expense.

15. Tenant's general contractor shall coordinate the keying, schedule, Tenant's key requirements and cylinder installation with Landlord's designated locksmith.

16. Where appropriate, Tenant shall submit to Property Manager a final "as-built" set of drawings showing all items of work in full detail. "As-builts" shall be sepias or vellums.


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

17. Throughout the construction period and upon conclusion of the work, Tenant's general contractor shall cause the work areas and all other affected areas to be clear and free of debris.


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                                    EXHIBIT "D"

                             RIGHT OF FIRST OPPORTUNITY

       Tenant shall have a one-time right of first opportunity ("Right of First Opportunity") to lease all, but not less than all, of the adjacent space in the Industrial Complex known as 1310 Chesapeake Terrace, Sunnyvale, California, containing approximately 40,000 square feet (the "First Opportunity Space"), at such time as the First Opportunity Space becomes "available for lease" (as defined below) during the lease term provided that Tenant is not then in default hereunder beyond any applicable notice and cure period. If the existing lease of the First Opportunity Space should expire or be terminated, the First Opportunity Space shall be deemed "available for lease" and, at such time, Landlord shall give written notice thereof to Tenant ("Landlord's Notice"). Upon receipt of Landlord's Notice, Tenant shall have the opportunity to inspect the First Opportunity Space and conduct reasonable non-invasive investigations therein for the purpose of determining whether Tenant wishes to lease the First Opportunity Space (the "Tenant Inspection"). If Tenant in response to Landlord's Notice elects to lease the First Opportunity Space, Tenant shall so notify Landlord in writing (the "Election Notice"). If Tenant does not deliver to Landlord the Election Notice within the later of (i) ten (10) days after Landlord's delivery of the Landlord's Notice or (ii) three (3) days after Landlord has provided Tenant with the opportunity to conduct the Tenant Inspection, Landlord shall be relieved of its obligation to make available for lease to Tenant the First Opportunity Space and the provisions of this paragraph shall be of no further force or effect. Without limiting the foregoing, upon the non-delivery of the Election Notice by Tenant, Landlord shall be entitled to grant options and rights free and clear of Tenant's Right of First Opportunity under this paragraph to other tenants or prospective tenants of the Industrial Complex. Upon Tenant's TIMELY delivery of the Election Notice with respect to the First Opportunity Space ("Tenant's Timely Notice Delivery Date"), Landlord and Tenant shall promptly enter into an amendment of this lease adding the First Opportunity Space to the Demised Premises on all the terms and conditions set forth in this lease as to the Demised Premises, except that (i) the term of the lease to Tenant of the First Opportunity Space shall commence (the "ROFO Commencement Date") upon the later of (a) the actual availability date of the First Opportunity Space or (b) Tenant's Timely Notice Delivery Date, and shall be coterminous with the remainder of the Demised Premises, (ii) Tenant shall take the First Opportunity Space in its then "AS-IS" condition (except that the First Opportunity Space shall be delivered to Tenant broom-clean and subject to the same warranty by Landlord as is set forth in Section 3.2 of this lease, with the ninety (90) day period to commence as of the ROFO Commencement Date; provided that in no event shall Landlord be required to expend in excess of $25,000.00 to repair any defective or malfunctioning component(s) of any of the building systems enumerated in said Section 3.2) and Landlord shall neither provide nor pay for any interior improvement work or services related to the First Opportunity Space, (iii) the minimum guaranteed rental per rentable square foot payable by Tenant for the First Opportunity Space shall be equal to the minimum guaranteed rental per rentable square foot then payable by Tenant under the lease for the original Demised Premises (with scheduled increases), which minimum guaranteed rental shall commence as of the ROFO Commencement Date, and
(iv) Tenant's Proportionate Share shall be increased to reflect the addition of the First Opportunity Space to the Demised Premises.

         Notwithstanding anything to the contrary contained in this EXHIBIT
"D", in the event that Landlord does not deliver a Landlord's Notice to Tenant on or before August 31, 2002, then Tenant shall have the right to terminate this lease upon thirty (30) days notice to Landlord ("Tenant's Termination Notice") provided that (i) the Right of First Opportunity has not previously been relinquished due to Tenant's default under this lease beyond any applicable notice and cure period, and (ii) Tenant's Termination Notice is delivered no later than September 30, 2002. In the event Tenant is entitled to and timely elects to exercise this early termination right, the lease shall terminate thirty (30) days following Landlord's receipt of Tenant's Termination Notice, subject to Tenant's obligations under Section 29.15 of the lease. If Tenant is entitled to exercise this early termination right, but does not timely do so, the lease shall continue in full force and effect through the scheduled expiration of the lease term, and Tenant's Right of First Opportunity under this EXHIBIT "D" shall be null and void and of no further force or effect.